SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2014 (May 14, 2014)

KCG HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-54991	38-3898306
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

545 Washington Boulevard, Jersey City, NJ 07310

(Address of principal executive offices) (Zip Code)

(201) 222-9400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

KCG Holdings, Inc.

Current Report on Form 8-K

Item 5.07 Submission of Matters to a Vote of Security Holders

On May 14, 2014, KCG Holdings, Inc. (the “Company”) held its annual meeting of stockholders. The following matters set forth in the Company’s Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on April 3, 2014 (the “Proxy Statement”), were voted on at the Company’s annual meeting of stockholders and the results of such voting is indicated below. The effect of abstentions and broker non-votes is described in the Proxy Statement.

1. The nine nominees listed below were elected as directors of the Company to serve until the Company’s next annual meeting and until such directors’ successors are duly elected and qualified. The nominees received the respective votes set forth opposite their names below:

Nominee	FOR	%	AGAINST	%	ABSTAIN	%	BROKER NON-VOTE
Daniel Coleman	71,658,502	97.91	1,126,054	1.54	401,522	0.55	20,671,609
Charles E. Haldeman, Jr.	72,543,287	99.13	236,941	0.32	405,850	0.55	20,671,609
Rene Kern	71,562,373	97.79	1,218,179	1.66	405,526	0.55	20,671,609
James T. Milde	72,074,741	98.49	705,353	0.96	405,984	0.55	20,671,609
John C. (Hans) Morris	71,971,799	98.35	808,283	1.10	405,996	0.55	20,671,609
Daniel F. Schmitt	72,550,019	99.13	229,602	0.31	406,457	0.56	20,671,609
Stephen Schuler	72,196,660	98.65	585,373	0.80	406,045	0.55	20,671,609
Laurie M. Shahon	72,540,815	99.12	239,663	0.33	405,600	0.55	20,671,609
Daniel Tierney	72,194,757	98.64	589,543	0.81	401,778	0.55	20,671,609

There was no solicitation in opposition to the nominees proposed to be elected by the holders of the Class A Common Stock in the Proxy Statement.

2. Advisory (non-binding) vote on executive officer compensation. Voting results on this proposal were as follows:

FOR: 64,384,231 (87.97%) AGAINST: 8,393,684 (11.47%) ABSTAIN: 408,163 (0.56%) BROKER NON-VOTE: 20,671,609

3. Re-Approval of the KCG Holdings, Inc. Amended and Restated Executive Incentive Plan. Voting results on this proposal were as follows:

FOR: 71,756,595 (98.04%) AGAINST: 964,605 (1.32%) ABSTAIN: 464,878 (0.64%) BROKER NON-VOTE: 20,671,609

4. Ratification of appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2014. Voting results on this proposal were as follows:

FOR: 93,216,837 (99.31%) AGAINST: 549,248 (0.59%) ABSTAIN: 91,602 (0.10%)

Further information regarding these matters is contained in the Proxy Statement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned’s duly authorized signatory.

Dated: May 15, 2014

KCG HOLDINGS, INC.

By:	/s/ John McCarthy
Name:	John McCarthy
Title:	General Counsel and Corporate Secretary